Exhibit 1.4

(Translation)

NISSIN CO., LTD.

REGULATIONS OF THE BOARD OF STATUTORY AUDITORS

Chapter I. General Provisions

(Purpose)

     Article 1. In accordance with laws and ordinances and the Articles of Incorporation, these Regulations shall provide for all matters concerning meetings of the Board of Statutory Auditors of NISSIN CO., LTD.

(Composition)

     Article 2. The Board of Statutory Auditors shall be composed of all the Statutory Auditors.

(Object of the Board of Statutory Auditors)

     Article 3. The Board of Statutory Auditors shall receive reports on, deliberate on or adopt resolutions of, all important matters concerning audits; provided, however, that the exercise of powers by Statutory Auditors shall not be diluted.

(Holding of meetings)

     Article 4. Meetings of the Board of Statutory Auditors shall be held at the head office twice for every six (6) months, in principle; provided, however, that meetings of the Board of Statutory Auditors may be held from time to time as the necessity arises.

Chapter II. Convocation and Proceedings

(Convener and chairman)

     Article 5. The Board of Statutory Auditors may designate a convener of its meetings in advance; provided, however, that any other Statutory Auditor shall not be prevented from convening such meetings.

     2. The convener mentioned in the preceding paragraph shall act as chairman responsible for the steering of meetings of the Board of Statutory Auditors.

(Convocation notice)

     Article 6. Notice for convening a meeting of the Board of Statutory Auditors shall be dispatched to each Statutory Auditor not later than two (2) days prior to the date of the meeting.

     2. If consented to by all the Statutory Auditors, a meeting of the Board of Statutory Auditors may be held without following the convocation procedure.

(Method of adopting resolutions)

     Article 7. A resolution of the Board of Statutory Auditors means the determination of matters necessary to be agreed upon among Statutory Auditors. In that case, such resolution shall be adopted by a majority of all the Statutory Auditors, except for a resolution of removal under Article 13, paragraph 2 hereof and a consent by the Board of Statutory Auditors under Article 13-3 hereof.

     2. For adopting a resolution, the Board of Statutory Auditors shall deliberate by reference to sufficient information.

(Resolution of audit policy and other matters)

     Article 8. Audit policies, audit plans, audit methods, the distribution of auditing duties, audit expense budgets and other matters shall be determined by resolution of the Board of Statutory Auditors upon deliberation, prior to the commencement of audit.

     2. In addition as provided for in the preceding paragraph, any matter considered necessary for Statutory Auditors to perform their duties may be resolved by the Board of Statutory Auditors.

(Reports by Statutory Auditors to the Board of Statutory Auditors)

     Article 9. Each Statutory Auditor shall report the state of performance of his duties to the Board of Statutory Auditors from time to time and must do so at any time upon request from the Board of Statutory Auditors.

     2. In the event that a Statutory Auditor receives a report from any account auditor, Director or other person, such Statutory Auditor shall forward such report to the Board of Statutory Auditors.

(Hearing of reports from account auditors, Directors, etc.)

     Article 10. Statutory Auditors shall receive reports from any account auditor, Director or other person at a meeting of the Board of Statutory Auditors as the necessity arises.

(Measures in response to special reports)

     Article 11. In the event that the Board of Statutory Auditors receives a report from any Director that a fact was found to threaten to cause a material damage to the Company, the Board shall deliberate on the necessity of investigating such fact.

     2. In the event that the Board of Statutory Auditors receives a report from any account auditor that a malpractice by any Director relating to the performance of his duties or any other material fact in contravention of laws or ordinances or the Articles of Incorporation was found, the Board shall act in accordance with the preceding paragraph.

(Preparation of audit reports)

     Article 12. The Board of Statutory Auditors shall receive financial statements and other documents from Directors and audit reports from account auditors. The Board may authorize a full-time Statutory Auditor or Auditors to receive such documents.

     2. The Board of Statutory Auditors shall receive reports from Statutory Auditors on the matters to be stated in its audit report and other matters and upon deliberation, prepare an audit report.

     3. If any Statutory Auditor has any dissenting opinion, such opinion shall be stated in the audit report.

     4. Each Statutory Auditor shall affix his signature and seal to the audit report. The full-time Statutory Auditor or Auditors shall be indicated as such therein.

(Resolution of appointment, non-reappointment and removal of account auditors)

     Article 13. The following matters concerning the appointment, non-reappointment and removal of account auditors shall be subject to the resolution of the Board of Statutory Auditors:

(1)	Consent to a proposition on the appointment, non-reappointment and removal of account auditors to be submitted to a General Meeting of Shareholders;

(2)	Request that the appointment, non-reappointment and removal of account auditors be a matter forming an object at a General Meeting of Shareholders;

(3)	Request that a proposition on the appointment of account auditors be submitted to a General Meeting of Shareholders; and

(4)	Appointment of a person to temporarily perform duties of account auditors in the event that the office of account auditors is vacant.

     2. In the event that the Board of Statutory Auditors removes any account auditor for any statutory reason for removal, the resolution for that purpose shall be adopted unanimously by the Statutory Auditors. In that case, a Statutory Auditor designated by the Board of Statutory Auditors shall explain the fact and the reason therefor at the first General Meeting of Shareholders to be held after such removal.

(Right of consent and right of request for the submission of a proposition concerning the election of Statutory Auditors)

     Article 13-2. The following matters concerning the election of Statutory Auditors shall be subject to the resolution of the Board of Statutory Auditors:

(1)	Consent to a proposition on the election of Statutory Auditors to be submitted to a General Meeting of Shareholders;

(2)	Request that the election of Statutory Auditors be a matter forming an object at a General Meeting of Shareholders; and

(3)	Request that a proposition on the election of Statutory Auditors be submitted to a General Meeting of Shareholders.

(Consent by the Board of Statutory Auditors)

     Article 13-3. Any consent by the Board of Statutory Auditors to propositions on the following matters and other matters shall be subject to the unanimous resolution of the Board of Statutory Auditors:

(1)	Indemnification of any Director to be submitted to a General Meeting of Shareholders;

(2)	Amendment to the Articles of Incorporation to allow the Board of Directors to indemnify any Director by resolution of the Board of Directors;

(3)	Indemnification of any Director to be submitted to a meeting of the Board of Directors in accordance as provided for in the Articles of Incorporation;

(4)	Amendment to the Articles of Incorporation to allow the Board of Directors to enter into an agreement with any outside Director to limit his liabilities; and

(5)	Intervention by the Company in a lawsuit to assist any Director.

(Deliberation on exercise by Statutory Auditors of powers)

     Article 14. In the event that Statutory Auditors exercise their powers or perform their duties with regard to the following matters, the Statutory Auditors may deliberate thereon in advance at a meeting of the Board of Statutory Auditors:

(1)	Any question addressed in writing by a shareholder to Statutory Auditors prior to the holding of a General Meeting of Shareholders;

(2)	Report to the Board of Directors, request for the convocation of a meeting of the Board of Directors, etc.;

(3)	Report of opinions as to propositions and documents to be submitted to a General Meeting of Shareholders;

(4)	Demand for the suspension of any Director’s illegal act;

(5)	Statement of opinions on the election, removal, resignation and remuneration of Statutory Auditors at a General Meeting of Shareholders;

(6)	Matters concerning a lawsuit between the Company and any Director; and

(7)	Matters concerning the institution of lawsuits and other matters.

(Appointment of full-time Statutory Auditors from among their number and deliberation on remuneration)

     Article 15. Upon a unanimous approval of the Statutory Auditors at a meeting of the Board of Statutory Auditors, a full-time Statutory Auditor or Auditors may be appointed from among their number and remuneration of Statutory Auditors may be determined.

(Minutes)

     Article 16. The proceedings in outline and the resultant actions taken at each meeting of the Board of Statutory Auditors shall be entered or recorded in minutes and the Statutory Auditors present shall affix their names and seals or their electronic signatures thereto. The minutes shall be handled similarly to those of a meeting of the Board of Directors.

     2. A copy of minutes of a meeting of the Board of Statutory Auditors and any material therefor shall be sent to any Statutory Auditor who failed to attend the meeting.

     3. The minutes mentioned in the preceding paragraph shall be kept on file by the Company at the head office for ten (10) years.

(Secretariat for the Board of Statutory Auditors)

     Article 17. The convocation of meetings of the Board of Statutory Auditors, preparation of the minutes and other businesses concerning the administration thereof shall be assigned to the Corporate Planning Department.

Chapter III. Supplementary Provisions

(Amendment and abolition)

     Article 18. Any amendment to or abolition of these Regulations shall be made by the Board of Statutory Auditors.

(Effectuation)

     Article 19. These Regulations shall become effective as from June 29, 1994.

(Effective date of amendment)

     Article 20. These Regulations, as amended, shall become effective as from August 11, 1995.

     2. These Regulations, as amended, shall become effective as from June 10, 2002.

     3. These Regulations, as amended, shall become effective as from April 1, 2003.